Exhibit 10.59
OFFICE LEASE
701 GATEWAY
BROADWAY 701 GATEWAY FEE LLC,
A DELAWARE LIMITED LIABILITY COMPANY,
as Landlord,
and
OXIGENE, INC.
a Delaware corporation,
(NASDAQ Listing Symbol: OXGN)
as Tenant.

OFFICE LEASE
     This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BROADWAY 701 GATEWAY FEE, a Delaware limited liability company (“Landlord”), and OXIGENE, INC. a Delaware corporation (“Tenant”).
SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE	DESCRIPTION
1.	Date:	October 10, 2008

2.	Building:	That certain office building having an address of 701 Gateway Boulevard, South San Francisco, California, and as further set forth in Section 1.1.2 of this Lease.

3.	Premises:	The Premises shall consist of the “Initial Premises” and, upon the satisfaction of the conditions set forth in Section 2.3, below, the Initial Premises and the “Must Take Premises” (as such terms are defined below).

The “Initial Premises” shall mean approximately 7,038 rentable square feet of space located on the second (2nd) floor of the Building and commonly known as Suite 210 in the configuration depicted in Exhibit A.

The “Must Take Premises” shall mean approximately 5,275 rentable square feet of space located on the second (2nd) floor of the Building, adjacent to the Initial Premises, and commonly known as Suite 270 in the configuration depicted in Exhibit A.

4.	Project:	The Building is part of an office project currently known as “701 Gateway.”

5.	Lease Term:	Approximately Fifty Two (52) months.

6.	Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Initial Premises, and (ii) the date upon which “Landlord’s Work” in the Initial Premises has been “Substantially Completed” (defined in Exhibit C) and physical possession of the Initial Premises have been delivered to Tenant in accordance with the Work Letter.

7.	Must Take Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Must Take Premises, and (ii) the date upon which “Landlord’s Work” in the Must Take Premises has been “Substantially Completed” (defined in Exhibit C) and physical possession of the Must Take Premises has been delivered to Tenant in accordance with the terms and conditions of the Work Letter; provided that the Must Take Commencement Date shall not occur prior to January 1, 2009 unless Tenant in its sole discretion, elects to accept delivery of the Must Take Premises from Landlord prior to such date.

8.	Expiration Date:	The fourth (4th) anniversary of the Must Take Commencement Date, but in no event later than April 30, 2013.

9.	Options to Extend:	None.

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10. Base Rent:
     10.1 Base Rent for the Initial Premises:

			Approximate Annual
Lease Year	Annual Base Rent	Monthly Base Rent	Rate per RSF
1 (“First Lease Year”	$274,482.00	$22,873.50	$39.00
2	$282,716.52	$23,559.71	$40.17
3	$291,198.00	$24,266.50	$41.38
4	$299,934.00	$24,994.50	$42.62
Months 49 through Expiration Date	$308,932.08	$25,744.34	$43.90
     10.2 Base Rent for the Must Take Premises:

			Approximate Annual
Lease Year	Annual Base Rent	Monthly Base Rent	Rate per RSF
Must Take Commencement Date through end of First Lease Year	$205,725.00*	$17,143.75	$39.00
2	$211,896.72	$17,658.06	$40.17
3	$218,253.60	$18,187.80	$41.38
4	$224,801.16	$18,733.43	$42.62
Months 49 through Expiration Date	$231,545.16	$19,295.43	$43.90

*	Annual Base Rent for the Must Take Premises from the Must Take Commencement Date through the end of the First Lease Year shall be prorated.

11.	Rent Payment Address:	Broadway 701 Gateway Fee LLC PO Box 934273 Atlanta, Georgia 31193-4273

12.	Base Year:	Calendar year 2009.

13.	Permitted Use.	General office use, so long as such use is consistent with all applicable Laws and with the character of a first class office building (the “Permitted Use”).

14.	Letter of Credit/Security Deposit Amount:	$86,079.54

15.	Parking Passes:	Twenty four (24) for the Initial Premises and seventeen (17) for the Must Take Premises.

16.	Address of Tenant:	OXiGENE, Inc. 230 Third Avenue Waltham, MA 02451 Attention: Chief Financial Officer

17.	Landlord’s Address:	Broadway 701 Gateway Fee LLC c/o Broadway Partners 375 Park Avenue, 29th Floor New York, New York 10152 Attention: National Leasing Counsel

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And

Broadway 701 Gateway Fee LLC c/o Broadway Partners 375 Park Avenue, 29th Floor New York, New York 10152 Attention: Asset Manager

And

Friedman & Solomon LLP 9665 Wilshire Boulevard, Suite 810 Beverly Hills, California 90212 Attention: Robert E. Solomon, Esq.

18.	Broker(s):

Landlord Broker: NAI BT Commercial 1350 Bayshore Highway, Suite 900 Burlingame, California 94010

Tenant Broker: Cornish and Carey 901 Mariners Island Boulevard, Suite 125 San Mateo, California 94404

19.	Improvement Allowance:	Two Hundred Forty Four Thousand Two Hundred Eighty Seven Dollars ($244,287.00).

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ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
     1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the “Premises”) which are set forth in Section 3 of the Summary of Basic Lease Information above (the “Summary”). The outline of the Premises is set forth in Exhibit A attached hereto. Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises shall be deemed to be as set forth in Section 3 of the Summary and that the same shall not be subject to re-measurement or modification. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the precise area of the Premises or the specific location of the “Common Areas,” as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit C, if applicable (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises or occupancy thereof by Tenant. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business and Tenant shall accept the Premise in its “as-is” condition, except as specifically set forth in this Lease and the Work Letter. Subject in each case to the “Substantial Completion” of the “Tenant Improvements” (as those terms are defined in Work Letter attached hereto as Exhibit C), and Landlord’s completion of any punch list items arising out of Landlord’s and Tenant’s walk-through inspection of the Tenant Improvements (as required under the Work Letter), (a) the taking of possession of the Initial Premises by Tenant shall conclusively establish that the Initial Premises and the Building were at such time in good and sanitary order, condition and repair; and (b) the taking of possession of the Must Take Premises by Tenant, in the condition required for the Must Take Commencement Date, shall conclusively establish that the Must Take Premises were at such time in good and sanitary order, condition and repair.
     Notwithstanding anything to the contrary set forth herein: (i) Landlord hereby covenants to use commercially reasonable efforts to deliver the Initial Premises to Tenant with the Tenant Improvements thereto substantially completed in accordance with the Work Letter no later than thirty (30) days after mutual execution of this Lease (the “Estimated Initial Premises Delivery Date”), and if Landlord fails to substantially complete the Tenant Improvements for the Initial Premises and deliver the Initial Premises to Tenant on or before sixty (60) days after the Estimated Initial Premises Delivery Date (the “Initial Premises Rent Credit Date”) for any reason other than force majeure or Tenant Delays (as defined in the Work Letter), Landlord shall not be in default but the Commencement Date shall be delayed one (1) day for each day of such delay until Landlord delivers possession of the Initial Premises to Tenant in accordance with the requirements of this Lease; provided however, that if Landlord fails to substantially complete the Tenant Improvements for the Initial Premises and deliver the Initial Premises to Tenant within sixty (60) days after the Initial Premises Rent Credit Date for any reason other than force majeure or Tenant Delays, Landlord shall not be in default but Tenant may as its sole and exclusive remedy, upon written notice to Landlord prior to the date that Landlord delivers possession of the Initial Premises to Tenant in accordance with the requirements of this Lease, elect to terminate this Lease, and upon any such termination this Lease shall be deemed void and of no further force and effect, any obligations of Landlord to Tenant or of Tenant to Landlord shall be deemed cancelled, and Landlord shall promptly return to Tenant any prepaid Rent or Letter of Credit then held by Landlord; and (ii) Landlord hereby covenants to use commercially reasonable efforts to deliver the Must Take Premises to Tenant (including, without limitation, if reasonably necessary, timely instituting unlawful detainer proceedings against the current tenant of the Must Take Premises) with the Tenant Improvements thereto substantially completed in accordance with the Work Letter no later than March 1, 2009 (the “Estimated Must Take Premises Delivery Date”), and in the event that Landlord has not gained possession of the Must Take Premises, and substantially completed the Tenant Improvements in the Must Take Premises and delivered the Must Take Premises to Tenant on or before May 1, 2009, for any reason other than force majeure or Tenant Delays (as defined in the Work Letter), Landlord shall not be in default but Tenant shall be entitled to a day-for-day Rent credit with respect to the Must Take Premises from and after the May 1, 2009 until Landlord delivers possession of the Must Take Premises to Tenant in accordance with the requirements of this Lease; provided, however, that if Landlord has not gained possession of the Must Take Premises, and substantially completed the Tenant Improvements in the Must Take Premises and delivered the Must Take Premises to Tenant on or before July 1, 2009, for any reason other than force majeure or Tenant Delays (as defined in the Work Letter), Landlord shall not be in default but Tenant may as its sole and exclusive remedy, in Tenant’s sole discretion and upon written notice to Landlord prior to the date that Landlord delivers possession of the Must Take Premises to Tenant in accordance with the requirements of this Lease, elect to terminate this Lease either in its entirety or with respect to the Must Take Premises only; and in the event Tenant elects to terminate this Lease with respect to the Must Take Premises only, Tenant’s occupancy of the Initial Premises shall not be affected by such termination, and this Lease shall be amended as soon as reasonably possible by Landlord and Tenant to delete the Must Take Premises from the Premises. Upon any termination of the entire Lease resulting from Landlord’s failure to deliver the Must Take Premises by the outside date set forth above, this Lease shall be deemed void and of no further force and effect, any obligations of Landlord to Tenant or of Tenant to Landlord shall be deemed cancelled (other than such obligations which specifically survive the termination of this Lease), and Landlord shall promptly return to Tenant any prepaid Rent or Letter of Credit then held by Landlord.
     1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project. Landlord shall have the right from time to time in Landlord’s sole discretion, to convert office space in the Project to retail and/or residential space, or to convert retail and/or residential space in the Project to office space; provided that no such conversion shall materially affect Tenant’s rights under this Lease or materially increase the costs of Tenant’s occupancy of the Premises.
     1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations set forth in Exhibit D. those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and shall be consistent with the standards of maintenance and operations for the Project in effect as of the Effective Date and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas (provided that Landlord shall use commercially reasonable measures not to materially and adversely affect Tenant’s access to or parking for the Premises by such actions) and may temporarily close the Building or the Project in the event of casualty, governmental requirements, the threat of an emergency such as terrorism, natural disasters or acts of God, or if Landlord reasonably deems it necessary in order to prevent damage or injury to person or property.
ARTICLE 2
LEASE TERM/MUST TAKE PREMISES
     2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 5 of the Summary, shall commence on the date set forth in Section 6 of the Summary (the “Commencement Date”), and shall expire on the date set forth in Section 8 of the Summary (the “Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Expiration Date. If Tenant, with Landlord’s prior written approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, fixtures, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rent only with respect to the period of time prior to the Commencement Date during which Tenant performs such work.
     2.2 Delay in Commencement Date. It is estimated by the parties that the Lease Term for the Initial Premises will commence on thirty (30) days after the mutual execution of this Lease and that the Lease Term for the Must Take Premises will commence on March 1, 2009 (in either event, the “Estimated Commencement Date”). The Estimated Commencement Date is merely an estimate of the Commencement Date and, consequently, Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Lease Term does not commence by the Estimated Commencement Date for any reason whatsoever, and the validity of this Lease shall not be impaired under such circumstances; subject, however, to Tenant’s rights set forth in Section 1.1 above. In addition, Tenant acknowledges and agrees that nothing contained herein shall prohibit Landlord from delivering the Initial Premises and/or Must Take Premises to Tenant in accordance with the requirements of this Lease prior to the applicable Estimated Commencement Date; provided, however, that in the event Landlord elects, in its sole and absolute discretion, to deliver the Must Take Premises prior to January 1, 2009, such early deliver shall not result in the Must Take Commencement Date occurring prior to such date unless Tenant, in its sole discretion, elects to accept delivery of the Must Take Premises for commencement of Tenant’s business operations therein prior to such date.
     2.3 Must Take Premises. The Initial Premises shall be expanded to include the Must Take Premises on the terms and conditions set forth in this Section 2.3. The term of Tenant’s lease of the Must Take Premises shall commence on the date that Landlord delivers possession of the Must Take Premises to Tenant with Landlord’s Work in the Must Take Premises Substantially Completed (the “Must Take Commencement Date”). Tenant acknowledges and agrees that the Must Take Premises is currently leased to a third party (the “Existing Tenant”) which lease (the “Existing Lease”) does not expire until December 31, 2008 and Landlord shall not commence construction of the Landlord’s Work until the Existing Lease terminates and the Existing Tenant vacates the Must Take Premises. Except as provided in Section 1.1 above, Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Existing Tenant does not timely vacate the Must Take Premises, and the validity of this Lease shall not be impaired under such circumstances. The term of Tenant’s lease of the Must Take Premises shall expire on the Expiration Date. From and after the Must Take Commencement Date, (a) all references in this Lease to the term “Premises” shall be deemed to refer to the Initial Premises together with the Must Take Premises, (b) except as provided in this Section 2.3, all terms and conditions of the Lease shall apply to the Must Take Premises as though the Must Take Premises was originally part of the

Initial Premises, (c) the Base Rent for the Must Take Premises shall be as set forth in Section 10.2 of the Summary, and (d) Tenant’s Pro Rata Share with respect to the Must Take Premises shall be as set forth in Section 1.6 of Exhibit B to this Lease. Additionally, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Must Take Premises, the Building or the Project with respect to the suitability or fitness of any of the same for the conduct of Tenant’s permitted use, its business or for any other purpose except as specifically set forth elsewhere in this Lease or the Work Letter.
     2.4 Commencement Date Memoranda. Within thirty (30) days following each of the Lease Commencement Date and the Must Take Commencement Date, Landlord shall deliver to Tenant a notice in the form as set forth in Exhibit E attached hereto with respect to the Initial Premises and the Must Take Premises, respectively, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof; provided, however, Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.
     2.5 Pre-Term Possession. As the Tenant Improvements are constructed in the Initial Premises and in the Must Take Premises by Landlord, Landlord shall notify Tenant when the applicable portion of the Premises is ready for installation of Tenant’s furniture, trade fixtures, equipment and cabling to support Tenant’s intended use and occupancy thereof at least ten (10) business days prior to the applicable Commencement Date (the “Tenant’s Work”). Tenant may thereupon enter the Premises for such purposes at its own risk, to make such improvements as Tenant shall have the right to make, to install fixtures, supplies, inventory and other property without interfering with Landlord’s Work, and Landlord shall reasonably cooperate with Tenant in the performance of Landlord’s Work. Such entry shall be subject to all of the terms and conditions of the Lease, other than the obligation to pay Rent with respect to the period of time prior to the applicable Commencement Date.
ARTICLE 3
BASE RENT
     Tenant shall pay, without prior notice, demand, setoff or deduction, to Landlord or Landlord’s agent at the address set forth in Section 11 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 10 of the Summary, payable in equal monthly installments as set forth in Section 10 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any abatement, setoff or deduction whatsoever. In accordance with Section 29.25, this Article 3 shall be construed as though the covenants herein between Landlord and Tenant are independent and Tenant shall not be entitled to any setoff of the Rent or other amounts owing to Landlord under this Article 3. The Base Rent for the Initial Premises for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including either the Lease Commencement Date or the Must Take Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be calculated on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to l/30th of the applicable monthly Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
ARTICLE 4
ADDITIONAL RENT
     In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” (as defined in Exhibit B) of (a) the annual “Operating Expenses” (as defined in Exhibit B) which are in excess of the amount of Operating Expenses applicable to the “Base Year” (as defined in Exhibit B). and (b) the annual “Tax Expenses” (as defined in Exhibit B) which are in excess of the amount of Tax Expenses applicable to the Base Year; provided, however, that in no event shall any decrease in “Direct Expenses” (as defined in Exhibit B) for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (other than Base Rent), are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent or as otherwise specifically set forth in this Lease. The obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term for a period not to exceed one (1) year; provided, however, that the one (1) year period shall not apply to assessments for Tax Expenses received by Landlord after such one (1) year period.
ARTICLE 5
USE OF PREMISES
     5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 13 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Use. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to provisions of the Rules and Regulations set forth in Exhibit D. attached hereto (as the same may be modified or rescinded from time to time), or in violation of laws of the United States of America, the state in which the Project is located, the ordinances, rules, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, or all recorded covenants, conditions, and restrictions now or hereafter affecting the Project including, without limitation, any certificate of occupancy, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect (collectively, the “Law(s)”). A violation of the Rules and Regulations by Tenant shall be deemed a default under this Article 5 Tenant shall not do or permit anything to be done in or about the Project which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Project to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.
     5.2 Hazardous Substances. Neither Tenant, any of the officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant (collectively, the “Tenant’s Agents”) nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Premises, the Building or Project any “Hazardous Substance” (as defined below), except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises. As used in this Lease, the term “Hazardous Substance” shall mean and include any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later designated, classified, listed or regulated under any Law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”) and freon and other chlorofluorocarbons.
ARTICLE 6
SERVICES AND UTILITIES
     6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
          (a) Subject to limitations imposed by all governmental rules, regulations, orders and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) for use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays days recognized by unions as holidays (collectively, the “Holidays”). If Tenant desires HVAC service outside the hours set forth above (“Overtime Periods”), Tenant shall deliver written or electronic notice to the Building office during normal Building office hours requesting such service at least four (4) hours prior to the time Tenant requests such service to be provided. If Landlord furnishes HVAC service during Overtime Periods, Tenant shall pay to Landlord the then established Building rates for such service during Overtime Periods in the Building upon demand thereof.
          (b) Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant’s ordinary and customary lighting and office equipment in the Premises reasonably necessary for typical general office use and in compliance with applicable codes. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.
          (c) Landlord shall provide potable water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.
          (d) Landlord shall provide janitorial services to the Premises five (5) days per week in a manner consistent with other comparable buildings in the vicinity of the Building, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Tenant shall pay to Landlord, as additional rent, the reasonable costs incurred by Landlord in removing from the Building any of Tenant’s refuse and rubbish to the extent exceeding the amount of refuse and rubbish usually generated by a tenant that uses the Premises for ordinary office purposes. Tenant, at Tenant’s expense, shall exterminate the portions of the Premises that Tenant uses for the storage, preparation, service or consumption of food against infestation by insects and vermin regularly and, in addition, whenever there is evidence of infestation. Tenant shall engage persons to perform such exterminating that are approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Tenant shall cause such persons to perform such exterminating in a manner that is reasonably satisfactory to Landlord. Tenant shall comply with any refuse disposal program (including, without limitation, any waste recycling program) that Landlord imposes reasonably after having given Tenant reasonable advance notice of the effectiveness thereof or that is required by applicable Laws.
          (e) Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours only (excluding Holidays and subject to Force Majeure), but shall have one elevator available at all other times for nonexclusive non-attended automatic passenger elevator service, and if the Building include an escalator, Landlord also shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.
          (f) Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord. Tenant shall pay to Landlord, as additional rent, an amount calculated at the hourly rates that Landlord charges from time to time therefor, within ten (10) days after Landlord’s giving to Tenant an invoice therefore.
     6.2 Overstandard Tenant Use. If Tenant uses water, electricity, heat or air conditioning materially in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any such material increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.
     6.3 Interruption of Use. Except as otherwise provided in this Section 6.3 below, and to the extent permitted by applicable Law, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone, telecommunication, water and sewer, HVAC, and electrical services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act, omission or default of Landlord or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Tenant hereby waives any existing or future Law, permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease. Notwithstanding the foregoing, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform as required by this Lease, which materially and adversely interferes with Tenant’s use of or ingress to or egress from the Premises; or (ii) any failure by Landlord to provide the services or utilities specified to be provided by Landlord in this Lease as a result of the negligence or willful misconduct of Landlord, its employees, agents or contractors; or (iii) the presence of any Hazardous Substance brought on the Premises by Landlord, its employee, agents or contractors, to the extent such presence materially and adversely interferes with Tenant’s use of or ingress to or egress from the Premises (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for ten (10) consecutive business days after Landlord’s receipt of any such Notice (the “Eligibility Period”), then as Tenant’s sole remedy vis-à-vis such Abatement Event, Tenant may elect to abate or reduce, as the case may be, the Base Rent and Tenant’s Share of Direct Expenses after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Landlord and Tenant hereby acknowledge that, in addition to the abatement rights set forth in this Section 6.3, Tenant’s additional abatement rights following an event of damage and destruction or condemnation are provided in Articles 11 and 13 of this Lease, which are not affected by this Section 6.3.
ARTICLE 7
REPAIRS
     7.1 Tenant’s Obligations. Except as otherwise provided in this Lease, Landlord shall have no maintenance obligation concerning the Premises and no obligation to make any repairs or replacements, in, on, or to the Premises. Subject to Landlord’s obligations under Section 7.2 below, and Article 11 and Article 13 hereof, Tenant shall, at Tenant’s own expense, pursuant to and in accordance with the terms of this Lease, including without limitation Article 8 hereof, keep the non-structural components of the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term (including, electrical and mechanical systems not considered part of the “Building Systems” (as defined below) that have been installed for the exclusive use and benefit of Tenant such as additional HVAC equipment, hot water heaters, electronic, data, phone, and other telecommunications cabling and related equipment, and security or telephone systems for the Premises). Tenant shall not commit or allow to be committed any waste on any portion of the Premises. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior written approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs within the time and in the manner required by this Lease, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord upon demand the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.
     7.2 Landlord’s Obligations. Subject to Article 11 and Article 13 hereof, and except for Tenant’s maintenance and repair obligations set forth in Section 7.1 above, Landlord shall maintain and make all necessary repairs to and replacements of (a) the “Building Systems” that service the Premises, (b) the structural portions of the Building, (c) the roof of the Building, and (d) within a reasonable period following receipt of notice of the need for repair and replacement from Tenant, the exterior walls and windows of the Premises. Landlord shall have sole responsibility for the repair or replacement of any and all defects or defective components, patent or latent, of the Landlord’s Work (for a period of one (1) year after the Lease Commencement Date with respect to the Initial Premises and for a period of one (1) year after the Must Take Commencement Date with respect to the Must Take Premises), the Building Systems and the structural portions of the Building, and any and all defects, latent or patent, attributable to Landlord’s repairs to or replacement of any Building System or any structural component of the Building. The term “Building Systems” shall mean the service systems of the Building, including, without limitation, the mechanical, gas, steam, electrical, sanitary, HVAC, elevator, plumbing, and life-safety systems of the Building up to the point of connection of localized distribution to the Premises (it being understood that the Building Systems shall not include any systems that Tenant installs in the Premises). Nothing contained in this Section 7.2 shall require Landlord to maintain or repair the systems within the Premises that distribute within the Premises electricity, HVAC or water. Except as provided in Article 11, there shall be no abatement of Rent, nor shall there be any liability of the “Landlord Parties” (as defined below), by reason of any injury to, or damage suffered by Tenant, including without limitation, any inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs, alterations or improvements in or to any portion of the Building and/or the Project. Tenant hereby waives the benefit of any Laws granting it the right to make repairs at Landlord’s expense, to place a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default (including without limitation, the failure of Landlord to make repairs). No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or improvements to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.
ARTICLE 8
ADDITIONS AND ALTERATIONS
     8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes in or to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations. Landlord’s consent to Alternations shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which affects the structural portions or the Building Systems or is visible from the exterior of the Building or Common Areas or requires access to areas outside the Premises. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, installing systems, furniture or other alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than Twenty Five Thousand Dollars ($25,000) in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (a) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such Alterations (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (b) the installation thereof does not require the issuance of any certificate of occupancy, building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior walls of the Building, and (c) such Alterations will not affect the structural portions or the systems or equipment of the Building, or be visible from the exterior of the Building or Common Areas or require access to the areas outside the Premises. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.
     8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that (a) Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, (b) subject to the following sentence, upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term, (c) Tenant secure, prior to commencing any Alterations, at Tenant’s sole expense, a completion and lien indemnity bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, and (d) all Alterations conform in terms of quality and style to the Building’s standards established by Landlord from time to time. In the event that Tenant desires to determine whether or not it shall be responsible for removing any Alteration it proposes to construct or have constructed in the Premises, Tenant shall send a notice in writing to Landlord, at the time it requests Landlord’s consent to any Alteration, requesting that Landlord inform it whether or not Tenant will have the responsibility for removing the proposed Alteration upon the expiration or earlier termination of the Lease Term and restoring the Premise to the condition existing prior to the installation of the Alteration, normal wear and tear excepted; and (y) in the event that Landlord responds to Tenant in writing in the affirmative, Tenant shall have the obligation to remove the proposed Alteration upon the expiration or earlier termination of the Lease Term and to restore the Premise to the condition existing prior to the installation of the Alteration, normal wear and tear excepted, or (z) in the event that Landlord fails to respond within fifteen (15) days after Tenant’s request for such determination, Tenant shall not be obligated to remove the proposed Alteration upon the expiration or earlier termination of this Lease. If such Alterations will involve the use of or disturb Hazardous Substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such Hazardous Substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable Laws and pursuant to a valid building permit or other governmental approval issued by the city or county, as applicable, in which the Project is located, all in conformance with Landlord’s construction rules and regulations as established from time to time. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, Building Systems and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. All portions of the work involving excessive noise or inconvenience to other users of the Project shall be done after Building Hours. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations in CADD format as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
     8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations.
     8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord (a) with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and (b) certificates of, (1) worker’s compensation insurance in amounts not less than the statutory limits (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alterations), and (2) commercial general liability insurance (including property damage and bodily injury coverage), in each case in customary form, and in amounts that are not less than Three Million Dollars ($3,000,000) with respect to general contractors and One Million Dollars ($1,000,000) with respect to subcontractors, naming the Landlord, its lender, if any, and its property manager as additional insureds, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.
     8.5 Supplemental HVAC Installations. Tenant shall not have the right to install a supplementary HVAC system from the Premises without Landlord’s consent, which consent shall not be unreasonably withheld or delayed. In no event shall any vents or louvers associated with any supplementary HVAC system be installed on the exterior of the Building. Notwithstanding anything to the contrary contained herein, Landlord hereby acknowledges and agrees that Tenant shall have the right, at its sole cost and expense, to use the supplementary HVAC system currently located and installed in the server closet in the Must-Take Premises during the Lease Term, provided, however, that Tenant acknowledges and agrees that it is accepting such supplementary HVAC system in its as-is, where-is condition and that Landlord has not made any representations or warranties of any kind with respect to such supplementary HVAC system, and provided further, that, in the event that either (a) there is no supplementary HVAC located in the server closet in the Must-Take Premises or (b) the supplementary HVAC located in the server closet in the Must-Take Premises is insufficient, in Tenant’s reasonable opinion, to satisfy Tenant’s needs, then Tenant shall have the right, at Tenant’s sole cost and expense, to install a supplementary HVAC unit in either the Initial Premises or the Must-Take Premises, subject to Landlord’s prior written approval of plans and specifications for same.
     8.6 Federal Visual Artists’ Rights Act of 1990. Tenant agrees that Tenant will not install, affix, add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists’ Rights Act of

1990 or any successor law of similar import) or other Alterations to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Premises, or any part thereof, which work of visual art or other Alterations would, under the provisions of the Federal Visual Artists’ Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or Alterations before the same could be removed, modified, destroyed or demolished.
ARTICLE 9
COVENANT AGAINST LIENS
     Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any Claims arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility or other applicable notices. Tenant shall discharge and release any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to discharge and release such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project or Premises to any liens or encumbrances whether claimed by operation of Law or express or implied contract. Any claim to a lien or encumbrance upon the Project or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises. Landlord hereby acknowledges and agrees that any and all of Tenant’s movable furniture, furnishings, equipment and trade fixtures at the Premises (collectively, “Tenant’s Property”) may be financed by a third-party lender or lessor (an “Equipment Lienor”), and to the extent so financed Landlord hereby (a) agrees to waive any rights to Tenant’s Property, and (b) agrees to recognize the rights of any such Equipment Lienor, subject to and in accordance with a commercially reasonable waiver agreement to be entered into by and between Landlord and the Equipment Lienor following request by Tenant. Tenant shall pay Landlord’s reasonable attorneys’ fees and costs in negotiating any such waiver agreement to be entered into by and between Landlord and the Equipment Lienor.
ARTICLE 10
INDEMNIFICATION AND INSURANCE
     10.1 Indemnification and Waiver. To the extent not prohibited by law and except as otherwise specifically provided herein, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its property manager, managing agents, investors, officers, partners, subpartners, members, managers, lenders (including, without limitation, any trustee, mortgagee or holder of any trust indenture, deed of trust or mortgage which now or hereafter encumbers the Building and/or Project), ground lessors and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. To the extent permitted under applicable Law, and subject to the waiver of subrogation set forth in Section 10.5 below, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, damages, actions, causes of actions, proceedings, liens, fines, penalties, expenses and liabilities (including without limitation court costs and reasonable attorneys’ fees incurred in connection with the proceeding whether at trial or on appeal) (collectively, “Claims’) incurred in connection with or arising from any cause in, on or about the Premises during the Lease Term, any violation of any of Laws during the Lease Term, including, without limitation, any environmental Laws, any negligent acts or omissions of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. However, notwithstanding the foregoing, Tenant shall not be required to indemnify and/or hold any of the Landlord Parties harmless from any Claims to the extent resulting from the negligence or willful misconduct of any of the Landlord Parties, except to the extent Landlord is covered for any such Claims as an additional insured under Tenant’s liability insurance required to be maintained under Section 10.3 below. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.
     10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises; provided that such requirements shall not interfere with Tenant’s use of the Premises for the Permitted Use and shall be consistent with insurance company requirements generally applicable to the South San Francisco market. If Tenant’s conduct or use of the Premises for any use other than the Permitted Use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase as Additional Rent. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:
          (a) Commercial General Liability Insurance payable on an “occurrence” rather than a “claims made” basis covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements, but subject to the limitations on coverage set forth below) containing coverage at least as broad as that provided under the then most current Insurance Services Office (ISO) commercial general liability insurance form which provides the broadest coverage, including a Broad Form endorsement covering the insuring provisions of this Lease, for limits of liability not less than:

Bodily Injury and	$3,000,000 each occurrence	Personal Injury	$3,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate	Liability	$5,000,000 annual aggregate 0% Insured’s participation
          (b) Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) all improvements made to the Premises by Landlord pursuant to the terms of the Work Letter, and (iv) all other Alterations made to the Premises by or on behalf of Tenant. In no event shall Tenant be obligated to insure the Base Building, the Building Systems or the leasehold improvements in and to the Premises which existed in the Premises as of the Commencement Date (the “Original Improvements”). As long as Tenant is not in Default under this Lease, Tenant may elect to self-insure its personal property and trade fixtures located in the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, terrorism, earthquake sprinkler leakage, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage sufficient to pay Base Rent and Tenant’s Share of Direct Expenses for a period of one year, and having a deductible amount, if any, not in excess of $25,000.
          (c) Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations with limits of no less than $1,000,000.00.
          (d) Worker’s Compensation as required by the Laws of the State where the Building is located with the following minimum limits of liability: Coverage A — statutory benefits; Coverage B — $1,000,000 per accident and disease.
          (e) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.
     10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord Parties, and any other party the Landlord so specifies who has a security interest in the Project and/or Landlord’s direct or indirect interests therein, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and authorized to do business in the State where the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord, and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice (10 days for non-payment of premiums) shall have been given to Landlord and any mortgagee of Landlord (provided that if Tenant’s insurance carrier is only willing to endeavor to provide such advance notice, such requirement shall not be a Tenant default under this Lease). Tenant shall deliver certificates thereof to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. Tenant shall have the right to provide the casualty insurance required by this Article 10 pursuant to blanket policies, but only if such blanket policies expressly provides, on a per occurrence basis, that a loss that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease. Tenant may not self-insure against any risks required to be covered by insurance provided by Tenant hereunder without Landlord’s prior written consent. Tenant has the right to satisfy Tenant’s obligation to carry liability insurance with an umbrella insurance policy if such umbrella insurance policy contains an aggregate per location endorsement that provides the required level of protection for the Premises.
     10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, for damage to its properties and loss of business (specifically including loss of rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party’s employees, agents, or contractors (specifically including the negligence of either party or its employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party), to the extent any such claims are covered by the workers’ compensation, employer’s liability, property, rental income, business income, or extra expense insurance required to be maintained by Landlord and Tenant pursuant to this Lease, or other property insurance that either party may carry at the time of an occurrence, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.
     10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that generally required by landlords of buildings of similar age and condition as the Building located in the vicinity of the Project in South San Francisco; provided, further, however, that in no event may Landlord increase the amounts of the insurance required to be carried by Tenant hereunder more than once in any three (3) year period.
     10.7 Landlord’s Insurance. During the Lease Term, Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, to the extent insurable on commercially reasonable terms under then available standard forms of “all-risk” insurance policies, in an amount equal to the replacement value thereof or, at Landlord’s option, in such lesser amount as will avoid co-insurance (such insurance being referred to herein as “Landlord’s Property Policy”), and with deductible amounts reasonably selected by Landlord, as well as such other insurance as reasonably deemed necessary by Landlord. Tenant acknowledges that (i) Landlord’s Property Policy may encompass rent insurance, (ii) the risks that Landlord’s Property Policy covers may include, without limitation, fire, war, terrorism, environmental matters, and flood, and (iii) Landlord may also obtain a commercial general liability insurance policy.
ARTICLE 11
DAMAGE AND DESTRUCTION
     11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the (a) Premises, (b) any Common Areas serving or providing access to the Premises, or (c) Building Systems servicing the Premises shall be damaged by Casualty, and Landlord or Tenant does not elect to terminate this Lease in accordance with the terms below, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11 and all applicable Laws, restore the damaged portions of the Base Building, such Common Areas and/or such Building Systems. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any Casualty to the Premises, and provided that this Lease is not terminated by Landlord or Tenant pursuant to the express provisions of this Lease, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall also repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Landlord’s insurance carrier and from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within thirty (30) days following the date the casualty becomes known to Landlord, Landlord shall assign to Tenant all insurance proceeds payable to Landlord with respect to the Original Improvements and Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. In such case, Tenant may use its insurance proceeds for such purpose. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the act or omission of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand).
     11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twenty four (24) months of the Lease Term; or (vi) the Project is substantially damaged so that, in Landlord’s reasonable judgment, substantial reconstruction of the Project will be required.
     11.3 Tenant’s Termination Right. If a portion of the Premises, Building Systems servicing the Premises or Common Areas providing access to the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within twelve (12) months after the date of discovery of such damage (the “Repair Period“), or if the repairs are not reasonably likely to be completed until the last nine (9) months of the Lease Term have commenced, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after Landlord delivers to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty. If neither party elects to terminate this Lease following a Casualty pursuant to the terms of this Article 11, and if Landlord does not complete the restoration of the Premises within the greater of (a) twelve (12) months following the Casualty or (b) sixty (60) days after the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by delays caused by Tenant, its agents or employees, Tenant may terminate this Lease by delivering written notice (“Damage Termination Notice”) to Landlord within ten (10) days following the expiration of such twelve (12) month or 60-day period, as applicable (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant’s Damage Termination Notice (but not earlier than thirty (30) days nor later than ninety (90) days after the date of such notice) as if such date were the date fixed for the expiration of the Lease Term. If Tenant fails to timely give such Damage Termination Notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto.
     11.4 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State where the Building is located with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. The rights given Tenant under this Article 11 are in lieu of and override any rights that Tenant may have by statute or under other applicable Laws.
ARTICLE 12
NONWAIVER
     No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after an event of default shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
ARTICLE 13
CONDEMNATION
     If the whole or any part of the Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is impaired to the extent that it substantially affects operation of Tenant’s business in the Premises, in each case for a period in excess of one hundred eighty (180) days or for a period which extends into the last nine (9) months of the Lease Term, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. No rental abatement shall be granted Tenant for a loss of parking spaces or for the loss of any other portion of the Common Areas, Tenant recognizing that Tenant’s right to use parking spaces and the Common Areas in common with Landlord’s other tenants does not vest in Tenant any leasehold or other ownership interest in any of the parking spaces or Common Areas. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
     14.1 Transfers. Tenant shall not (whether directly or indirectly or voluntarily or involuntarily or by operation of Law or otherwise), without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of Law, sublet the Premises or any part thereof, amend or modify any sublease that is consummated in accordance with the terms of this Article 14, permit a subtenant under a sublease that is consummated in accordance with the terms of this Article 14 to further sublease the Premises or any part thereof or to assign the subtenant’s interest under any such sublease in whole or in part by express assignment or by operation of Law or by other means, permit the Premises, or any portion thereof to be use for desk space, mailing privileges or otherwise, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall not be released from any liability or obligations under this Lease and Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord (collectively, the “Transfer Review Fees”), within thirty (30) days after written request by Landlord not to exceed $2,500.00 per proposed Transfer. Concurrently with delivering a Transfer Notice to Landlord, Tenant shall deliver to Landlord an amount equal to $1,000.00, which amount constitutes an advance against the Transfer Review Fees. Tenant shall not structure any proposed Transfer in such a way as to subvert Landlord’s consent rights, recapture rights and/or rights to receive the “Transfer Premium” (as defined below).
     14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed sublease or assignment constituting a Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims involving any third party or parties who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.
     14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3. as and when received by Tenant from such Transferee. “Transfer Premium” shall mean all Rent, Additional Rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any free base rent reasonably provided to the Transferee, (ii) any brokerage commissions, legal fees and architectural fees in connection with the Transfer, and (iii) in the case of any sublease, any actual costs incurred by Tenant in separately demising the subleased space. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3). and the rent charged by Tenant to the Transferee (the “Transferee’s Rent”) the Rent paid during each annual period for the Subject Space and the Transferee’s Rent shall be computed after adjusting such rent to the actual effective rent, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.
     14.4 Landlord’s Option as to Recapture Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the later of (i) the date stated in the Transfer Notice as the effective date of the proposed Transfer, and (ii) ninety (90) days following the giving of the recapture notice, until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Landlord shall be permitted, at Landlord’s sole cost and expense, to construct or cause to be constructed a demising wall separating that portion of the Premises recaptured by Landlord from that portion of the Premises retained by Tenant; provided that Landlord shall endeavor to minimize the impact on Tenant’s business in the Premises arising from any such construction performed during normal business hours. If Landlord declines, or fails to elect in a timely manner, to recapture, sublease or take an assignment of the Subject Space under this Section 14.4, then, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.
     14.5 Effect of Transfer. No Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability or obligation under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within ten (10) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.
     14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (a) any change, transfer, sale, pledge or hypothecation in twenty-five percent (25%) or more of the equity or ownership interests in or assets of Tenant, (b) the dissolution, merger, consolidation or reorganization of Tenant, or (c) the transfer of “Control” (as defined below), however accomplished, whether in a single transaction or in a series of unrelated or related transactions. The term “Control” shall mean the possession of power to direct or cause the direction of the day-to-day operations and/or the management and policy of Tenant, whether through the ownership of voting securities, by statute or by contract.
     14.7 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises (a “Permitted Transfer”) to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant, an “Affiliate”), shall not require Landlord’s written consent under this Article 14, provided that Tenant gives fifteen (15) days prior notice of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.
     14.8 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee or the posting or listing of any name other than that of Tenant (whether on the door or exterior wall of the Premises, lobby directory, elevator or elsewhere) shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this

Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents in writing to such Transfer.
     14.9 Transfer Taxes. Tenant shall pay any transfer taxes (and other similar charges and fees) that any governmental authority imposes in connection with any Transfer (including, without limitation, any such transfer taxes, charges or fees that a governmental authority imposes in connection with Landlord’s exercising Landlord’s rights to recapture the Subject Space in accordance with Section 14.4 above.
     14.10 Additional Occupants. Notwithstanding any contrary provision of this Lease, Tenant may, upon written notice to Landlord, permit up to a total of ten percent (10%) of the Premises to be occupied by (a) licensees and vendors providing “out-sourced” services to Tenant’s business operation in the Premises, and (b) persons performing services pursuant to a joint venture or other business alliance with Tenant (each, a “Permitted Occupant” and collectively, the “Permitted Occupants”); provided, however, (i) such Permitted Occupant shall not occupy a separately demised portion of the Premises which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (ii) all Permitted Occupants shall be of a character and reputation consistent with the first-class quality of the Building and the Project; and (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease, or the restrictions on Transfers pursuant to Article 14 of this Lease. Tenant shall, within ten (10) days following the entry into the premises of any Permitted Occupant, supply Landlord with the name of any such Permitted Occupant. Any occupancy of the Premises by a Permitted Occupant shall not be deemed a Transfer of this Lease. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any obligations or liability under this Lease.
ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
     15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
     15.2 Removal of Tenant Property by Tenant. Subject to the terms and conditions of Article 8 above, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed. Further, on or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, close up any slab penetrations in the Premises in excess of five (5) inches in diameter caused by Tenant. Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Any of Tenant’s Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant.
ARTICLE 16
HOLDING OVER
     If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable for the initial one (1) month of such holdover tenancy at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease, and if Tenant continues to hold over with or without the express or implied consent of Landlord, Base Rent for the second month of such holdover tenancy shall be payable at a monthly rate equal to one hundred seventy five percent (175%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease, and thereafter if Tenant continues to hold over with or without the express or implied consent of Landlord, Base Rent shall be payable at a monthly rate equal to two hundred percent (200%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include (a) Tenant’s remaining in the Premises after the expiration or earlier termination of the Lease Term, (b) Tenant’s failure to remove any Alterations or personal property located within the Premises as required pursuant to the terms of Sections 8.5 and

15.2, above, and (c) if applicable, Tenant’s failure to remove any Tenant Improvements to the extent required by Landlord as a condition to its consent thereto pursuant to the terms of the Work Letter. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any consequential damages, including lost profits to Landlord resulting therefrom.
ARTICLE 17
ESTOPPEL CERTIFICATES
     Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in the form as may be reasonably required by Landlord, Lender or any prospective mortgagee or purchaser of the Project. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes, including reaffirmation of any guaranty. At any time during the Lease Term in connection with any financing, re-financing or sale of the Project, Landlord may require Tenant and any guarantor of this Lease to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant, otherwise, such statements shall be certified by the chief financial officer of Tenant; provided, however, that if Tenant is a publicly-traded corporation, Tenant may satisfy its obligations hereunder either by providing to Landlord Tenant’s most recent annual and quarterly reports or by notice to Landlord that such reports are publicly available at the SEC’s EDGAR website. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.
ARTICLE 18
SUBORDINATION
     18.1 Subordination. This Lease, and all of the rights of Tenant hereunder, shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases (collectively, “Landlord Mortgagee”), require in writing that this Lease be superior thereto. Such subordination shall be self-operative and effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. Alternatively, Landlord’s Mortgagee may require Tenant’s interest under this Lease to be superior to such mortgage or deed of trust. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord and/or Landlord’s Mortgagee, execute such further instruments or assurances as Landlord and/or Landlord’s Mortgagee may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.
     18.2 Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving Landlord’s Mortgagee written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Landlord’s Mortgagee (i) a reasonable opportunity to perform Landlord’s obligations hereunder (but not less than thirty (30) days), if such default can be cured without such Landlord’s Mortgagee taking possession of the mortgaged or leased estate, or (ii) to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Landlord’s Mortgagee or taking possession of the mortgaged or leased estate.
     18.3 Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord), except to the extent that (i) such act or omission continues after the date that the

Landlord’s Mortgagee succeeds to Landlord’s interest in the Building, and (ii) such act or omission of such prior landlord is of a nature that the Landlord’s Mortgagee can cure by performing a service or making a repair; (b) bound by any Rent or Additional Rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (i) are expressly provided in this Lease, (ii) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (iii) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event; and (g) bound by any obligation to make any payment to or on behalf of Tenant to the extent that such obligation accrues prior to the date that the Landlord’s Mortgagee succeeds to Landlord’s interest in the Building. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to apply the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
ARTICLE 19
DEFAULTS; REMEDIES
     19.1 Defaults. The occurrence of any of the following shall constitute a default (“Default”) of this Lease by Tenant:
     (a) Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof when due; provided that no more often than once each Lease Year, Landlord shall provide Tenant with written notice that the Rent or other charge required to be paid under this Lease, or any part thereof, has not been received when due, and provided that such Rent or other charge required to be paid under this Lease, or any part thereof, is received within five (5) days following such notice, Tenant shall not be deemed to be in default hereunder; or
     (b) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1(b), any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or
     (c) To the extent permitted by Law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy Law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy Law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or
     (d) Abandonment of all or a substantial portion of the Premises by Tenant; or
     (e) The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) Business Days (“Business Days” being defined as calendar days other than Saturdays, Sundays and Holidays) after notice from Landlord; or
     (f) Any information furnished to Landlord by or in connection with the entry of this Lease on behalf of Tenant or any guarantor of this Lease in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.
     The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law. To the extent permitted by Law, Tenant hereby waives service or notice of any demand for payment of rent or possession or default prescribed by statute or ordinance.
     19.2 Remedies Upon Default. Upon or at any time after the occurrence of any Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at Law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies with or without written notice or demand to Tenant except as required hereunder, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

     (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, to the extent permitted by applicable Law Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
          (i) The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus
          (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
          (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
          (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
          (v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.
     The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2(a)(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by Law. As used in Paragraph 19.2(a)(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank nearest the Project at the time of award plus one percent (1%).
     (b) If Landlord does not elect to terminate this Lease on account of any Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.
     (c) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2(a) and 19.2(b), above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
     19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
     19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.
     19.5 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail the nature of Landlord’s alleged failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable for lost profits or consequential damages as a result of a default by Landlord in the performance of any obligation required to be performed by Landlord pursuant to this Lease.

ARTICLE 20
COVENANT OF QUIET ENJOYMENT
     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, so long as Tenant is not in default of this Lease (beyond any applicable notice and cure period) Tenant shall, for the duration of the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21
LETTER OF CREDIT; SECURITY DEPOSIT
     Except as otherwise set forth below, concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord an unconditional, irrevocable letter of credit in the amount of Eighty Six Thousand Seventy Nine and 54/100 Dollars ($86,079.54) in a form reasonably acceptable to Landlord and issued by a bank satisfactory to Landlord (the “Letter of Credit”). The Letter of Credit shall provide that it is assignable by Landlord shall permit partial draws, and shall either (i) expire on the date which is sixty (60) days after the expiration or termination of this Lease (the “LC Date”) or (ii) be automatically self-renewing until the LC Date. If any Letter of Credit is not renewed at least thirty (30) days prior to the expiration thereof or if Tenant holds over in the Premises without the consent of Landlord after the expiration or termination of this Lease, Landlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Tenant’s obligations under this Lease. Landlord may draw on the Letter of Credit (or the proceeds thereof) to remedy defaults by Tenant in the payment or performance of any of Tenant’s obligations under this Lease. If Landlord shall have so drawn upon the Letter of Credit (or the proceeds thereof), Tenant shall upon demand deposit with Landlord a sum equal to the amount so drawn by Landlord. Provided Tenant is not in Default under this Lease and Tenant has surrendered the Premises to Landlord in accordance with all of the terms and conditions of this Lease, on or before the LC Date: (a) Landlord shall promptly return to Tenant the Letter of Credit (or the proceeds thereof) then held by Landlord or (b) if Landlord shall have drawn upon such Letter of Credit (or the proceeds thereof) to remedy events of default by Tenant in the payment or performance of any of Tenant’s obligations under this Lease, Landlord shall return to Tenant the proceeds of the Letter of Credit remaining in Landlord’s possession.
     Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any event of default on the part of Tenant under this Lease. If there shall occur an event of default under this Lease Landlord may, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Additionally, Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable Law and shall not be construed as a payment of liquidated damages. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.
     The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity holding an ownership or security interest in the Project (or the direct or indirect ownership interests in Landlord); as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuing bank such applications, documents and instruments as may be necessary to effectuate such transfer; provided, however, that Landlord shall be responsible for paying the issuing bank’s transfer and processing fees in connection therewith.
     Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be an asset or property of the Tenant, (ii) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (iii) subject to the terms of such Section 1950.7, or (iv) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
     In lieu of providing the Letter of Credit, concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount of Eighty Six Thousand Seventy Nine and 54/100 Dollars ($86,079.54), as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s default of the Lease, as amended hereby, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.
     If Tenant initially delivers the Letter of Credit, Tenant shall have the right to replace such Letter of Credit with the Security Deposit at any time thereafter by delivering the Security Deposit to Landlord (in which event Landlord shall promptly return the Letter of Credit to Tenant). In addition, if Tenant initially delivers the Security Deposit, Tenant shall have the right to replace such Security Deposit with the Letter of Credit at any time thereafter by delivering the Letter of Credit to Landlord (in which event Landlord shall promptly return the Security Deposit to Tenant).
ARTICLE 22
SUBSTITUTION OF OTHER PREMISES
     Landlord shall have the right, in its sole discretion, upon not less than thirty (30) days prior written notice to Tenant, but not more than once during the Lease Term and not prior to the Must Take Commencement Date, to move Tenant to other space in the Building reasonably comparable in size, layout and finish to the Premises (the “Substitute Premises”), and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice and shall provide Tenant, at Landlord’s sole cost and expense, with tenant improvements reasonably comparable in quality to those in the Premises. In addition, Landlord shall be obligated to pay to Tenant an allowance (the “Relocation Allowance”) equal to the reasonable out-of-pocket moving, re-cabling and re-fixturing expenses actually incurred by Tenant to move from the Premises to the Substitute Premises (including, but not limited to, the physical move from the Premises to the Substitute Premises, the relocation of Tenant’s cabling and telephone and computer systems, and the costs for Tenant’s signage relocation, stationery, business cards, invoices, brochures and the like if the address, facsimile or telephone numbers of Tenant or any of its licensees are changed in any manner due to the relocation); provided that, Tenant shall submit to Landlord a detailed description of the type and estimated amount of such moving expenses prior to the move and Landlord shall have consented to such expenses, which consent shall not be unreasonably withheld. In the event Tenant is relocated in accordance with this Article 22, and the rentable area of the new space is not equal to or greater the rentable area of the Premises at the time of such relocation, all amounts, percentages and figures appearing or referred to in this Lease based upon such rentable area (including, without limitation, the amounts of the “Rent” payable under this Lease, and “Tenant’s Share”) shall be modified accordingly. In the event Tenant is relocated in accordance with this Article 22, and the rentable area of the new space is greater the rentable area of the Premises at the time of such relocation, all amounts, percentages and figures appearing or referred to in this Lease based upon such rentable area shall not be increased. Simultaneously with such relocation to the Substitute Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.
ARTICLE 23
SIGNS
     Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Landlord shall provide a directory listing for Tenant’s Premises in the lobby of the Building. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.

ARTICLE 24
COMPLIANCE WITH LAW
     Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all such Laws; provided that Tenant shall have no obligation to make any alterations to the Premises in complying with any Laws except as specifically set forth below. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations. Except as set forth in the Work Letter, Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with applicable Laws which relate to (i) Tenant’s use or manner of use of the Premises, (ii) any Alterations (including all Tenant Alterations) made by or on behalf of Tenant in the Premises, (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Alterations or Tenant’s Alterations to the Premises, or its use or manner of use of the Premises, and (iv) any employees of Tenant, occupants (including, without limitation, any Permitted Occupant) of the Premises, or any vendors, visitors or other invitees of Tenant.. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. Landlord, as part of Operating Costs, shall comply with all Laws relating to the Building and the Project Common Areas, provided that compliance with such Laws is not the responsibility of Tenant under this Lease, or other tenants in the Project.
ARTICLE 25
LATE CHARGES
     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at Law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the “Default Rate”) equal to the lesser of (i) twelve percent (12%) per annum, and (ii) the highest rate permitted by applicable Law.
ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
     26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1(b), above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Notwithstanding the foregoing, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder, immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any legal requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord.
     26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to Law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27
ENTRY BY LANDLORD; CONFIDENTIALITY
     27.1 Entry Rights. Landlord reserves the right at all reasonable times and upon reasonable notice (which notice may be telephonic) to Tenant (except in the case of an emergency, in which event no notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, brokers, investors or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building Systems. Landlord shall have the right to install, use and maintain ducts, cabling, pipes and conduits in and through the Premises, provided that (a) such ducts, cabling, pipes and conduits are concealed within or above partitioning columns, walls or ceilings, except that if such ducts, cabling, pipes or conduits are installed in areas that are utility areas (such as storage areas, mailrooms or mud rooms), then such ducts, cabling, pipes or conduits may also be installed on partitioning walls, columns or ceilings, (b) such ducts, cabling, pipes and conduits do not reduce the usable area of the Premises by more than a deminimis amount, and (c) Landlord installs such ducts, cabling, pipes and conduits in a manner that minimizes, to the extent reasonably practicable, any adverse effect on an Alteration theretofore performed in the Premises. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) to the extent permitted by applicable Law, take possession due to any breach of this Lease in the manner provided herein; or (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant to Landlord. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.
     27.2 Confidentiality. Except as specifically set forth herein to the contrary, Landlord and Landlord Parties shall use commercially reasonable efforts to keep confidential all information that Tenant provides to Landlord in writing and which Tenant informs Landlord in writing is confidential (the “Confidential Information”). Landlord shall use commercially reasonable efforts to prevent any Confidential Information from being disclosed to third parties by Landlord, unless (a) such information is or becomes publicly available through means other than disclosure by Landlord, or anyone under Landlord’s control, (b) the disclosure of such information is reasonably necessary for Landlord or anyone under Landlord’s control to carry out Landlord’s obligations under this Lease, (c) the disclosure of such information is reasonably necessary for Landlord to assert a claim against Tenant for a breach of this Lease, or (d) the disclosure of such information is required to be disclosed by law or by court order; provided, however, that if Landlord receives a request, pursuant to the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by governmental body, to disclose such Confidential Information, Landlord agrees, within a reasonable time, to notify Tenant of such request so that Tenant may seek, at no cost or expense to Landlord, a protective order prohibiting or limiting such disclosure as Tenant shall deem reasonably appropriate. Notwithstanding the foregoing, Landlord shall have the right to disclose such Confidential Information to (x) prospective buyers of the Building or Project, (y) prospective mortgagees of the Building or Project, and to (z) its employees, members, managers, advisors, agents, attorneys, accountants, representatives and existing lenders so long as Landlord obtains reasonable assurances from such parties that the Confidential Information will be held confidential in accordance with the provisions of this Section 27.2. The parties agree that damages would be an inadequate remedy for the breach of this provision, and Tenant shall have the right to seek specific performance of the foregoing confidentiality covenant and to seek injunctive relief to prevent its breach.
ARTICLE 28
TENANT PARKING
     28.1 Tenant Parking. Tenant shall be entitled to the non-preferential and non-exclusive use of the number of undesignated parking spaces set forth in Section 15 of the Summary from Landlord, commencing on the Commencement Date. The use of such spaces during the Lease Term shall be without additional charge, except to the extent that Landlord is required to impose a parking fee by any governmental regulation now or hereafter applicable to any part or all of the Project, or to Landlord or Tenant. Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations.
     28.2 Other Terms. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces provided to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with any Permitted Transfer.

     28.3 Parking Procedures. The parking spaces initially will not be separately identified; however Landlord reserves the right in its sole and absolute discretion to separately identify by signs or other markings the area to which Tenant’s parking rights relate. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant’s parking spaces shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the parking facilities servicing the Project. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the loading dock of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any Law to limit or control parking, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.
ARTICLE 29
MISCELLANEOUS PROVISIONS
     29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
     29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
     29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
     29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor.
     29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease. Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder accruing after the date of transfer. Such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to Landlord’s Mortgagee as additional security. Tenant agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder unless and until such Landlord’s Mortgagee succeeds to Landlord’s interest under this Lease.
     29.6 Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
     29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
     29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
     29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

     29.10 Time of Essence. Whether or not so specified in any particular provision of this Lease, time is of the essence with respect to the performance by Tenant of every provision of this Lease in which time of performance by Tenant is a factor.
     29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by Law.
     29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord or any employee, broker or agent of Landlord, which is not set forth herein or in one or more of the exhibits attached hereto.
     29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is reasonably determined by Landlord). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
     29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
     29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
     29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God and adverse weather, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, terrorism, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such parry’s performance caused by a Force Majeure.
     29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
     29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by Law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, by nationally recognized overnight courier or delivered personally, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 16 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three

(3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made or attempted to be made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s Mortgagee (by assignment of rents or otherwise), Tenant shall give to such Landlord’s mortgagee written notice of any default by Landlord. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the addresses listed in Section 17 of the Summary.
     29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
     29.20 Authority. Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the Laws of the State of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.
     29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
     29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State where the Building is located. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE WHERE THE BUILDING IS LOCATED, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAW OF THE STATE WHERE THE BUILDING IS LOCATED, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
     29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease the Premises to Tenant or reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
     29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 18 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under Tenant.
     29.25 Independent Covenants. This Lease shall be construed as though the covenants herein (including, without limitation, Tenant’s obligation to pay Rent) between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
     29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.
     29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
     29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, and except as required by law.
     29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
     29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, Law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any Claims arising from Tenant’s breach of this warranty and representation.
     29.31 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and licensed contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental Laws, (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition, and Landlord further reserves the right upon the expiration or earlier termination of the Lease Term to require that Tenant remove any Lines installed by or on behalf of Tenant and repair any damage in connection with such removal, all at Tenant’s cost.
     29.32 Construction of Project and Other Improvements. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter, if applicable. Tenant acknowledges that Landlord may renovate, improve, alter, or modify (collectively, the “Renovations”) portions of the Project, the Building and/or the Premises including without limitation the parking structure, if any, Common Areas, systems and equipment, roof, and structural portions of the same following Tenant’s occupancy of the Premises, and that such Renovations may result in excess levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.
     29.33 Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.
     29.34 Limitation on Remedies. Notwithstanding anything to the contrary in this Lease, if (i) this Lease obligates Landlord to not unreasonably withhold, condition or delay Landlord’s consent or approval for a particular matter, (ii) Landlord withholds, delays or conditions its consent or approval for such matter, and (iii) Tenant believes that Landlord did so unreasonably, then Tenant’s sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease.
     29.35 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.
     29.36 Roof Mounted Communication Devices. Tenant shall have the right, subject to the limitations set forth herein, at its sole cost and expense, to construct, install, maintain and operate one approximately eighteen inch (18”) round satellite dish (“Satellite Device”) on the roof of the Building, expressly conditioned upon and limited by the following:
          (a) The precise location of the Satellite Device on the roof of the Building shall be subject to the approval of Landlord not unreasonably withheld.
          (b) Landlord shall reasonably specify the method of shielding the Satellite Device from view, or other decorative architectural features required to make the Satellite Device aesthetically pleasing in Landlord’s reasonable discretion.
          (c) The installation, use, operation and maintenance of the Satellite Device by Tenant shall be in compliance with all applicable Laws. In addition, Tenant shall maintain all permits necessary for the maintenance and operation of the Satellite Device while it is on the Building and operate and maintain the Satellite Device in such a manner so as not to unreasonably interfere with any other satellite, antennae, or other transmission facility on the Building’s roof or in the Building or the Project.
          (d) Before installing the Satellite Device, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld) plans and specifications which (1) specify in detail the design, location, size, and frequency of the Satellite Device and (2) are sufficiently detailed to allow for the installation of the Satellite Device in a good and workmanlike manner and in accordance with all Laws affecting the Project. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Satellite Device in accordance with all Laws and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Landlord before Tenant begins to install the Satellite Device.
          (e) Tenant’s access to the roof of the Building for purposes of installing and maintaining the Satellite Device and related facilities shall be subject to such procedures, regulations and limitations as Landlord may reasonably impose. To the extent any cost to operate the Satellite Device is not separately metered to Tenant, Tenant shall reimburse Landlord for any cost incurred in connection therewith, which payment shall be made within thirty (30) days after request therefore.
          (f) In the event Landlord elects to perform repairs, maintenance or replacement of the roof (“Roof Repairs”), Tenant will be responsible for relocation or removal of the Satellite Device in order for Landlord to complete the Roof Repairs in a commercially reasonable manner. In the event the Satellite Device is not removed or relocated in a timely fashion, Landlord shall have the right to remove or relocate the Satellite Device. All costs related to the removal or relocation of the Satellite Device pursuant to this Subparagraph (i) shall be the sole responsibility of the Tenant. Landlord shall not be held liable for any interruptions or damage to the Satellite Device resulting from the relocation or removal of the Satellite Device.
          (g) In the event the Satellite Device causes interference to Landlord or existing tenants of the Project, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Satellite Device from roof of the Building.
          (h) Tenant specifically acknowledges and agrees that the terms and conditions of Section 10.1 of this Lease (Indemnity and Waiver) shall apply with full force and effect to the Satellite Device and any portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors
          (i) At the expiration or earlier termination of the Lease, Tenant must remove or cause the removal of the Satellite Device and its related facilities from the Building at Tenant’s sole cost and expense. Such removal shall be done in a good and workmanlike manner, and Tenant at its sole cost and expense shall repair and restore any resulting injury or damage to the Building and Common Areas. If Tenant fails to complete the removal by the expiration or earlier termination of this Lease, then at Landlord’s election, the Satellite Device and its related facilities shall be deemed abandoned and at Landlord’s option in its sole and absolute discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under applicable Laws.

ARTICLE 30
STATE LAW PROVISIONS
     30.1 Taxes
          30.1.1 Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.
          30.1.2 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for any Expense Year (other than the Base Year) shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in an Expense Year (other than the Base Year) may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Section 1.5 of Exhibit B of this Lease. Any capitalized terms in this Section 30.1 not defined in this Lease shall have the definitions ascribed to them in Exhibit B attached hereto.
     30.2 Waiver of Statutory Provisions.
          30.2.1 In addition to the waivers set forth in Section 6.3 of the Lease, Tenant, hereby waives the provisions of California Civil Code Section 1932(1) due to an interruption, failure or inability to provide any services.
          30.2.2 In connection with the waivers set forth in Section 7.2 of this Lease, (a) Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect, and (b) Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, and under all other similar laws, statutes or ordinances now or hereafter in effect.
          30.2.3 The provisions of this Lease, including Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State where the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
          30.2.4 In connection with the parties’ respective rights and obligations under Article 13 of this Lease, Tenant hereby waives any and all rights it might otherwise have pursuant to Sections 1265.130 and 1265.150 of The California Code of Civil Procedure.
          30.2.5 The notice periods provided in Section 19.1 of this Lease are in lieu of, and not in addition to, any notice periods provided by law, including, without limitation, under California Code of Civil Procedure Section 1161 or any similar or successor law.
     30.3 Alterations. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute.
     30.4 Remedies. In addition to any other remedies set forth in Section 19.2 of this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).
     30.5 Conflicts. To the extent of any conflicts or inconsistencies between the terms and provisions of this Article 30 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Article 30 shall control.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”

BROADWAY 701 GATEWAY FEE LLC, a Delaware limited liability company

By: Name: Its:	/s/ JASON P. SEMMEL JASON P. SEMMEL AUTHORIZED SIGNATORY

“TENANT”

OXIGENE, INC., a Delaware corporation

By:	/s/ JAMES MURPHY
Name:	JAMES MURPHY
Its:	VP + CFO

EXHIBIT A

OUTLINE OF INITIAL PREMISES AND MUST TAKE PREMISES

Initial premises
must take premises

A-1

EXHIBIT B
ADDITIONAL RENT DEFINED
1. Definitions of Key Terms Relating to Additional Rent. As used in this Exhibit B, the following terms shall have the meanings hereinafter set forth:
     1.1 “Base Year” shall mean the period set forth in Section 12 of the Summary of the Lease.
     1.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”
     1.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) month consecutive period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
     1.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during the Base Year or any Expense Year, as applicable, because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof (including allocations to the Project from Costs Pools, as provided below). Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and any deductible amounts; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or any instrument pertaining to the sharing of costs by the Building or Project, or any portion thereof; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building (other than capital replacements, which are limited as set forth in clause (xiii) below); (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, non-structural repair to roofs and re-roofing (provided that any cost of re-roofing shall be treated as a capital cost in accordance with clause (xiii) below); (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) amortization in accordance with generally accepted accounting principles, applied consistently to the Base Year and all subsequent Expense Years, of the costs of capital expenditures and reasonable financing charges for (A) items that are primarily for the purpose of (1) reducing or avoiding increases in Operating Expenses in Landlord’s good faith estimate, or (2) promoting the health, safety or wellbeing of the Building and/or its occupants, and/or their contractors, agents, invitees and guests, (B) replacing, modifying and/or adding improvements or equipment mandated by any Governmental Requirement enacted or which take effect after the date of this Lease and any repairs, disposals or removals necessitated thereby (including, but not limited to, the cost of complying with Applicable Laws), or (C) any other cost or expense necessary to carry out Landlord’s maintenance, repair, replacement and other obligations under this Lease; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine; (xiv) snow removal cost; and (xv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 1.5, below. The following costs and expenses shall be excluded from Operating Expenses: (a) expenses relating to leasing space in the Building (including tenant improvements, leasing and brokerage commissions and advertising expenses); (b) legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Building; (c) capital items not specifically permitted by this Section 1.4; (d) Tax Expenses; (e) costs of restoring any portion of the Project following a casualty, but only to the extent of any amounts Landlord is entitled to receive on account of proceeds of insurance; (f) except to the extent specifically provided in this Section 1.4, depreciation or payments of principal and interest on any mortgages upon the Building; (g) payments of ground rent pursuant to any ground lease covering the Building; (h) the costs of any service or facility provided to any other tenant or occupant in the Building which either (I) Landlord is not obligated to supply or furnish to Tenant or (II) is supplied or furnished to Tenant pursuant to the terms of this Lease with separate or additional charge; (i) the cost of any work performed for any other tenant or occupant in the Building which either (I) is not performed for Tenant or (II) is performed for Tenant pursuant to the terms of this Lease with separate or additional charge (but Landlord shall have the right to “gross-up” as if the floor was vacant); (j) payments made by Landlord to a company or other entity affiliated with Landlord for goods and services to the extent that such payments exceed the amounts that would have been paid to independent third parties for goods and services of like kind in connection with the operation, repair, cleaning, maintenance, management and security of the Building; (k) the cost of correcting any defects in the construction of any portion of the Project to the extent actually covered by any warranty rights of Landlord; (1) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord (hereinafter, the “Operational Entity”), as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project), including, but not limited to, costs of the Operational Entity accounting and legal matters, costs of defending any lawsuits with any mortgagee or ground lessor (except as the actions of the Tenant may be in issue), costs and fees incurred in the selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs and fees incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants, occupants or brokers, and Landlord’s general corporate overhead and general and administrative expenses; (m) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; (n) the amount paid as ground rental for the Project (or any portion thereof) by the Landlord, and attorneys, fees’, transfer taxes and any other transactional costs or expenses associated with any ground lease of the Project (or any portion thereof); (o) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties providing similar services in the San Francisco Bay Area on a competitive basis, save and except for Landlord’s management fee which shall not be subject to this limitation, but which in no event shall exceed three percent (3%) of the revenue generated by the Project during the Lease Term; (p) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord; (q) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services, and any interest and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due; (r) operating reserves or contingency amounts in excess of the amount allocated thereto in the Base Year; and (s) costs of capital improvements and other capital costs incurred in connection with the Project that are not included in clause (xiii) above; (t) costs of Landlord’s political or charitable contributions; (u) costs incurred to comply with laws relating to the removal of any hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any of its agents, employees, vendors, contractors or providers or materials or services; and (V) any cost expressly excluded from Operating Expenses elsewhere in this Lease.
     If during any or all of a portion of the Base Year or any subsequent Expense Year, Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements. In no event shall the component of Operating Expenses relating to electrical costs in any Expense Year be deemed to be less than the component of Operating Expenses relating to electrical costs which is included in the Base Year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.
     If Landlord, in any Expense Year following the Base Year, begins providing any new category of services which was not provided for in the Base Year (e.g., security) (the “New Services”), and as a result of such New Services there is in an increase in Operating Expenses by more than five percent (5%) in any Expense Year over the prior Expense Year, then for such period of time in which such New Services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such New Services during the same period of time during the Base Year as such New Services were provided during such subsequent Expense Year. If Landlord, in any Expense Year after the Base Year, discontinues any type or category of service (including, without limitation, New Services), then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably incurred for such type or category of service.
     l.5 Taxes. “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, occupancy tax, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, ad valorem taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof, including any allocation from Cost Pools. All assessments shall be paid by Landlord in the maximum number of installments permitted by law.
     Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax for any services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants all whether charged or assessed by the United States of America, the state in which the Project is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Project; (iii) any increase in assessment, tax, fee, levy or charge resulting from any sale, refinancing or other change in ownership of the Building, the Project or any portion thereof; (iv) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (v) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.
     Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 1.5 (except as set forth in Section 1.5(i), above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any fines, default interest and penalties accruing due to Landlord’s failure to timely make payment of the amount due to the applicable taxing authority, and (iv) any new assessments or bonds issued at Landlord’s written request for the Project, to the extent the payments associated with such encumbrances are not intended to reduce Operating Expenses otherwise payable under Section 1.4 above.
     1.6 “Tenant’s Share” shall for the Initial Premises is 4.134% and for the Must Take Premises is 3.098%. Tenant’s Share was calculated by dividing the number of square feet of rentable area in the Premises by the number of square feet of rentable area in the Building, and expressing such quotient in the form of a percentage.
2. Allocation of Direct Expenses. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, the residential space of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants and/or owners within such Cost Pool in a reasonable manner (if not provided for pursuant to separate agreement).
3. Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, (a) Tenant’s Share of Operating Expenses for such Expense Year exceeds Tenant’s Share of Operating Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4, below, as Additional Rent, an amount equal to the excess (the “Operating Expense Excess”), and (b) Tenant’s Share of Tax Expenses for such Expense Year exceeds Tenant’s Share of Tax Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4, below, as Additional Rent, an amount equal to the excess (the “Tax Expense Excess,” together with Operating Expense Excess, the “Excess”).
4. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to deliver to Tenant no later than May 31st following the end of each Expense Year, a statement (the “Statement”) which shall state in reasonable detail the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Operating Expense Excess and/or the Tax Expense Excess, as applicable. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 5, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Exhibit B. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4 shall survive the expiration or earlier termination of the Lease Term. Tenant waives and releases any and all objections or claims relating to Direct Expenses for any calendar year unless, within sixty (60) days after Landlord provides Tenant with the annual Statement for the calendar year, Tenant provides Landlord written notice that it disputes the Statement (which notice shall specify in detail the reasons for such dispute as to a particular item or items). If Tenant disputes the Statement then, pending resolution of the dispute, Tenant shall pay the rent in question to Landlord in the amounts provided in the disputed Statement.

5. Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to deliver Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Operating Expenses and Tax Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Operating Expenses and Tax Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Exhibit B, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 5). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.
6. Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s furniture, fixtures, equipment and any other personal property located in or about the Premises. If any such taxes on Tenant’s furniture, fixtures, equipment and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
     If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 5, above.
     Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
7. Tenant’s Audit Rights. Within ninety (90) days after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount set forth in the Statement, Tenant’s employees or an independent certified public accountant who is not compensated on a contingency fee or similar basis relating to the results of such review (which accountant is a member of a regionally recognized accounting firm), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, at Tenant’s sole cost and expense, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence. Tenant’s failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Independent Accountant”) selected by Landlord and reasonable acceptable to Tenant, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the Independent Accountant proves that the Building Direct Expenses set forth in the Statement were (i) overstated by more than four percent (4%), then the cost of the Independent Accountant and the cost of such certification shall be paid for by Landlord, or (ii) overstated by more than two percent (2%) but less than four percent (4%), then the cost of the Independent Accountant and the cost of such certification shall be shared equally (i.e., each party shall pay for one-half of such costs) by Landlord and Tenant. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.

EXHIBIT C
WORK LETTER
1. TENANT IMPROVEMENTS. Landlord shall construct and, except as provided below to the contrary, pay for the entire cost of constructing (i) the tenant improvements to the Initial Premises (“Initial Tenant Improvements”) described in Schedule “1” attached hereto (the “Phase 1 Plans”), and (ii) the tenant improvements to the Must Take Premises (“Must Take Tenant Improvements”) generally described in Schedule “2” attached hereto, with the design and specifications therefore to be completed by Landlord and approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) within sixty (60) days after the effective date of this Lease (the “Phase 2 Plans”). Each of the Initial Tenant Improvements and the Must Take Tenant Improvements are sometimes referred to herein generally as “Tenant Improvements,” and collectively as the “Landlord’s Work”. Each of the Phase 1 Plans and the Phase 2 Plans are sometimes referred to herein generally as the “Plans,” and collectively as the “Design Package”. The Design Package and the Landlord’s Work may be conducted in phases, and Tenant may request changes to any of the Plans after they have been approved by Landlord, provided that (a) the changes shall not be of a lesser quality than Landlord’s standard specifications for tenant improvements for the Building, as the same may be changed from time to time by Landlord (the “Standards”); (b) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) the changes do not require building service beyond the levels normally provided to other tenants in the Building; (d) the changes do not have any adverse affect on the structural integrity or systems of the Building; (e) the changes will not, in Landlord’s opinion, unreasonably delay construction of the Landlord’s Work; and (f) Landlord has determined in its reasonable discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Building. If Landlord approves a change requested by Tenant to any of the Plans after such Plans have been approved by Landlord, then, as a condition to the effectiveness of Landlord’s approval, Tenant shall pay to Landlord upon demand by Landlord the increased cost attributable to such change, as reasonably determined by Landlord, but only to the extent that the “Tenant Improvements Costs” (as defined below) exceed the “Improvement Allowance” (as defined below). To the extent any such change results in a delay of completion of construction of either of the Tenant Improvements, then such delay shall constitute a delay caused by Tenant as described below. For purposes hereof, “Tenant Improvement Costs” means all costs and expenses incurred by Landlord to design, permit and construct the Tenant Improvements, including any costs incurred by Landlord as a result of a change requested by Tenant to any of the Plans hereunder, and including, without limitation, any changes to the Base Building or Building Systems, or both, required as a result of the Tenant Improvements.
2. CONSTRUCTION OF TENANT IMPROVEMENTS. Landlord’s contractor shall commence and diligently proceed (using commercially reasonable efforts) with the construction of the Initial Tenant Improvements promptly following mutual execution and delivery of this Lease and receipt of permits, and shall endeavor (using commercially reasonable efforts) to substantially complete the Initial Tenant Improvements by the Estimated Initial Premises Delivery Date, subject to Tenant Delays (as described in Section 4 below) and Force Majeure Delays (as described in Section 5 below). Landlord’s contractor shall commence and diligently proceed (using commercially reasonable efforts) with the construction of the Must Take Tenant Improvements, and shall endeavor (using commercially reasonably efforts) to substantially complete the Must Take Tenant Improvements by the Estimated Must Take Premises Delivery Date, subject to Tenant Delays (as described in Section 4 below) and Force Majeure Delays (as described in Section 5 below); provided, however, that in no event shall Landlord be obligated to commence construction for the Must Take Premises prior to the date upon which the current tenant of the Must Take Premises fully vacates the Must Take Premises, but subject to Tenant’s rights set forth in Section 1.1 of the Lease arising from Landlord’s failure to complete construction of the Must Take Tenant Improvements by the outside delivery date set forth therein. Promptly upon the commencement of the applicable Tenant Improvements, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of such Tenant Improvements modify such schedule.
3. SUBSTANTIAL COMPLETION; DELIVERY OF POSSESSION.
     (a) Substantial Completion; Punch-List. The Initial Tenant Improvements shall be deemed to be “substantially completed” when Landlord: (a) is able to provide Tenant reasonable access to the Initial Premises; (b) has substantially completed the Initial Tenant Improvements in accordance with the Phase 1 Plans, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s access to or use of the Initial Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Initial Premises; provided, however, that if substantial completion of the Initial Tenant Improvements is delayed as a result of any Tenant Delays described in Section 4 below, then substantial completion shall be the date that the Initial Tenant Improvements would have been completed but for such Tenant Delays. The Must Take Tenant Improvements shall be deemed to be substantially completed when Landlord: (a) is able to provide Tenant reasonable access to the Must Take Premises; (b) has substantially completed the Must Take Tenant Improvements in accordance with the Phase 2 Plans, other than decoration and minor punch-list items and adjustments which do not materially interfere with Tenant’s access to or use of the Must Take Premises; and (c) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Must Take Premises; provided, however, that if substantial completion of the Must Take Tenant Improvements is delayed as a result of any Tenant Delays described in Section 4 below, then substantial completion shall be the date that the Must Take Tenant Improvements would have been completed but for such Tenant Delays. Within ten (10) days after substantial completion of the applicable Tenant Improvements, Tenant shall conduct a walk-through inspection of the applicable portion of the Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord shall thereafter diligently complete; provided, however, that Tenant shall be responsible, at Tenant’s sole cost and expense, for the remediation of any items on the punch-list caused by Tenant’s acts or omissions. If the parties disagree on the applicable punch-list scope of work (for instance, if Landlord alleges it is not responsible for an item requested to be included in the applicable punch list), then any such dispute shall be resolved by binding arbitration with the San Mateo, California office of the American Arbitration Association, pursuant to the commercial rules of the American Arbitration Association; provided, however, that Landlord shall perform the work subject to resolution of any such dispute, and arbitration shall be used to determine the parties’ respective liability for the cost thereof, either as a cost of the Landlord’s Work or as a cost payable by Tenant for alterations to the applicable portion of the Premises.
     (b) Delivery of Possession. Landlord agrees to deliver possession of the Initial Premises to Tenant when the Initial Tenant Improvements have been substantially completed in accordance with Section (a) above; and Landlord agrees to deliver possession of the Must Take Premises to Tenant when the Must Take Tenant Improvements have been substantially completed in accordance with Section (a) above; subject in each case to Tenant’s early access rights to perform Tenant’s Work prior to the applicable Commencement Date as provided in Section 2.5 of the Lease. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant by the Estimated Initial Premises Delivery Date and the Estimated Must Take Premises Delivery Date, the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the Term be in any way extended, but Tenant shall have the rent credit rights and the termination rights set forth in Section 1.1 of the Lease if delivery of the applicable portion of the Premises is delayed beyond the applicable outside date set forth in Section 1.1 pursuant to any delays other than Tenant Delays or Force Majeure Delays.
4. TENANT DELAYS. For purposes of this Work Letter Agreement, “Tenant Delays” shall mean any delay in the completion of either phase of the Tenant Improvements resulting from any or all of the following: (a) Tenant’s failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant’s responsibility pursuant to the applicable Work Schedule or any schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant’s changes to the applicable Plans; (c) Tenant’s request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards, following notice from Landlord that such situation exists; (d) any delay of Tenant in making payment to Landlord for Tenant’s share of any costs in excess of the cost of the applicable Tenant Improvements as described in the applicable Plans; or (e) any other act or failure to act by Tenant, Tenant’s employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant; provided that Tenant shall have received advanced written notice from Landlord of such act or failure and a reasonable opportunity to cure such act or failure.
5. FORCE MAJEURE DELAYS. For purposes of this Work Letter, “Force Majeure Delays” shall mean any actual delay beyond the reasonable control of Landlord in the construction of the Tenant Improvements, which is not a Tenant Delay and which is caused by any of the causes described in Section 29.16 of the Lease; provided, however, that the failure of the current tenant of the Must Take Premises to vacate the Must Take Premises shall not be deemed a Force Majeure Delay since the Estimated Commencement Date for the Must Take Premises and the outside delivery date set forth in Section 1.1 of the Lease incorporates a reasonable period for Landlord to exercise its legal remedies to cause such tenant to vacate the Must Take Premises upon the expiration of its lease.
6. ALLOCATION OF COSTS; IMPROVEMENT ALLOWANCE. Notwithstanding anything to the contrary contained in this Work Letter, Landlord shall bear all Tenant Improvements costs to the extent the total Tenant Improvement Costs do not exceed Two Hundred Forty Four Thousand Two Hundred Eighty Seven Dollars ($244,287.00) (the “Improvement Allowance”). Tenant shall bear all Tenant Improvement Costs (and all other costs or expenses incurred in connection with the design and construction of the Tenant Improvements) in excess of the Improvement Allowance (“Excess Tenant Improvement Costs”) in accordance with the provisions of this Work Letter. Notwithstanding any provision of this Work Letter to the contrary, Landlord shall have no obligation hereunder to make any payments or disbursements, or incur any obligation to make any payment or disbursement, in a total amount which exceeds the Improvement Allowance. Prior to the commencement of construction of the applicable Tenant Improvements, Landlord will submit to Tenant a written estimate of the cost (the “Work Cost”) to complete the applicable Tenant Improvement (the “Work Cost Estimate”). Within three (3) business days after receipt of the Work Cost Estimate, Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the applicable Plans to reflect deletions of and/or substitutions for such disapproved items. Upon Tenant’s approval of the Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as the “Work Cost Statement”), Landlord will have the right to purchase materials and to commence the construction of the items included in the Work Cost Statement. If the total costs reflected in the Work Cost Statement for the Initial Tenant Improvements and the Must-Take Tenant Improvements exceed the Improvement Allowance, Tenant agrees to pay such excess, as additional rent, within ten (10) business days after Tenant’s approval of the applicable Work Cost Estimate. Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be determined by Landlord and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made within ten (10) business days thereafter. Any unused portion of the Improvement Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease. A summary of the final and actual costs and expenses incurred by Landlord for the Initial Tenant Improvements and for the Must-Take Tenant Improvements shall be promptly provided by Landlord to Tenant following completion of the Tenant Improvements, for Tenant’s insurance and compliance purposes.

SCHEDULE “1”
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EXHIBIT C
PLANS AND SPECIFICATIONS FOR INITIAL TENANT IMPROVEMENTS
1.	Paint all interior walls of Initial Premises which are currently painted with one-coat of building standard paint.

2.	Upgrade the existing walls of the copyroom/storage area to a fire-rated condition, including one (1) door/frame.

3.	Provide Building standard lock sets and keys on all new office doors.

4.	Provide Building standard fire extinguishers per building code.

SCHEDULE “2”
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EXHIBIT C
GENERAL DESCRIPTION OF MUST TAKE TENANT IMPROVEMENTS
1.	Demise the Must Take Premises and construct eight (8) interior offices, network wiring cutouts/pull strings, receptacles, lighting in all the constructed offices to match existing offices in the premise therein as well as in accordance with the plan attached as Exhibit 1 to this Schedule 2.

2.	Construct a wall in the open area along the windows, install door/frame and sidelight, and relocate the electrical switches therein as well as in accordance with the plan attached as Exhibit 1 to this Schedule 2.

3.	Upgrade the existing walls of the server room to a fire-rated condition, including one (1) 20 minute rated Maple door and aluminum frame.

4.	Furnish and Install Herculite style door from lobby to the Must Take Premises therein as well as in accordance with the plan attached as Exhibit 1 to this Schedule 2.

5.	Concurrently cap the sprinkler systems in (a) the server closet located in the Must Take Premises and (b) the document control/audit room located in the Initial Premises, and add portable FM200 Fire Suppression Systems (or reasonably acceptable alternatives thereto) within such areas.

6.	Install building standard carpet with coloring that matches the Initial Premises throughout the Must Take Premises, other than where the existing VCT flooring is located on the break-room, copy-room and storage-room (which existing VCT Flooring shall remain in place).

7.	Patch and paint all interior walls of the Must Take Premises with two coats of one color of building standard paint to match Initial Premise, other than in the reception area.

8.	Patch and repair demo scars and walls throughout the Must Take Premises.

9.	All millwork to remain in-place, except for area within Must Take Premises to be demolished as part of the Tenant Improvements.

10.	Install standard 24” sidelights in all new offices and conference rooms within Must Take Premises.

11.	Provide Building standard lock sets and keys on all new office doors.

12.	Provide Building standard fire extinguishers per building code.

13.	Remove all trash and debris.

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EXHIBIT D
RULES AND REGULATIONS
     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the county where the Project is located. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
     4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
     5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.
     6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
     7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
     9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.
     10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
     11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Substance used or kept on the Premises.
     12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.
     14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.
     15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
     16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in Section 5.1 of the Lease. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.
     17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
     18. Tenant shall use its reasonable efforts to ensure that its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.
     20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
     21. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.
     22. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window covering. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.
     23. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
     24. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
     25. Tenant must comply with all applicable “NO-SMOKING” and sorting of recyclable waste or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.
     26. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
     27. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.
     28. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
     29. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
     30. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
     31. Tenant shall not purchase spring water, ice, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.
     32. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord shall not have any obligation to enforce the Rules and Regulations or the terms of any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation thereof by any other tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E
701 GATEWAY BOULEVARD
NOTICE OF LEASE TERM DATES

DATE:

To:		Copy to:

Re:	Office Lease

Dated:

Between: Broadway 701 Gateway Fee LLC, a Delaware limited liability company, Lessor or Landlord, and
                    , a                    , Lessee or Tenant
In accordance with the subject document we wish to advise you and/or confirm your tenancy of Suite       on the       floor of 701 Gateway Boulevard, South San Francisco, CA 94080, and that the following terms and conditions are accurate and in full force and effect:

Lease [or Must Take] Commencement Date	Lease expiration date

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
We request that you sign this letter where indicated below, confirming the information provided above, and return it to our representative below within five business days of receipt. A return envelope is provided. Our failure to receive your executed Notice within such time period will indicate your acceptance that the information set forth is correct. A second letter is enclosed for your files.

By:	Lease Administrator’s name	Date
Lease Administration

Agreed to and Accepted:

			By:	Date

Its:

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